                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           SMITH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

[SMITH INTERNATIONAL, INC. LOGO]

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 2002

                             ---------------------

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Smith International, Inc. (the "Company") will be held on WEDNESDAY, APRIL 24, 2002, at 9:00 a.m., at 700 King Street, Wilmington, Delaware, to consider and take action on the following:

        1. Re-election of three directors: G. Clyde Buck, Loren K. Carroll and Wallace S. Wilson, each for a term of three years;

        2. Approval of an amendment to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan; and

        3. Transaction of any other business properly before the Annual Meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" BOTH PROPOSALS.

     The Board of Directors has fixed the close of business on March 1, 2002 as the record date for determining stockholders who are entitled to notice of and to vote at the meeting.

     This Proxy Statement, voting instruction card and Smith International, Inc. 2001 Annual Report are being distributed on or about March 22, 2002.

     This year we are again offering three ways to vote your shares. In addition to the traditional paper proxy card, you may vote via the Internet or by telephone by following the instructions included in this package. If you vote via the Internet or by telephone, you will need the Control Number that is imprinted on your personalized proxy card.

                                            By Order of the Board of Directors

                                            /s/ Neal S. Sutton
                                            Neal S. Sutton
                                            Secretary

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION ABOUT VOTING............................     1
PROPOSAL 1: ELECTION OF DIRECTORS...........................     2
  Nominees..................................................     3
  Directors Continuing in Office............................     4
  Security Ownership of Directors and Executive Officers....     6
  Information about the Board of Directors and its
     Committees.............................................     6
  Audit Committee Report....................................     7
  Executive Compensation....................................    10
     Compensation and Benefits Committee Report on Executive
      Compensation..........................................    10
     Comparison of Five-Year Cumulative Total Return........    13
     Executive Compensation Tables..........................    14
     I.   Summary Compensation Table........................    14
     II.  Option/SAR Grants in 2001.........................    15
     III. Aggregated Option Exercises in 2001 and December
      31, 2001 Option Values................................    15
     Retirement Benefits and Employment Contracts...........    16
  Additional Information about Our Directors and Executive
     Officers...............................................    18
  Stock Ownership of Certain Beneficial Owners..............    18
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE SMITH
  INTERNATIONAL, INC.
  1989 LONG-TERM INCENTIVE COMPENSATION PLAN................    19
OTHER BUSINESS..............................................    22
STOCKHOLDERS' PROPOSALS.....................................    22
ANNUAL REPORT AND FINANCIAL INFORMATION.....................    22

                        [SMITH INTERNATIONAL, INC. LOGO]
                                P. O. Box 60068
                             Houston TX 77205-0068

                                PROXY STATEMENT

     YOUR VOTE IS VERY IMPORTANT. For this reason, the Board of Directors is soliciting proxies to be used at the 2002 Annual Meeting. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. "We," "our," "Smith" and the "Company" each refers to Smith International, Inc. This Proxy Statement is first being sent to our stockholders on or about March 22, 2002. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE
(1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE, (2) VIA THE INTERNET AS INDICATED ON THE PROXY CARD OR (3) BY CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE.

     You are entitled to vote your shares of our common stock ("Common Stock") if our records show that you held your shares as of March 1, 2002. At the close of business on March 1, 2002, a total of 50,626,764 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

HOW YOU CAN VOTE.

     If you return your signed proxy card to us, or if you vote by the Internet or by telephone before the Annual Meeting, we will vote your shares as you direct. You can specify on your proxy card whether your shares should be voted for all, one, two or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposal. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted. If the meeting is adjourned, your Common Stock will be voted as specified on your proxy card on the new meeting date, unless you have revoked your proxy instructions.

     IF YOU RETURN YOUR PROXY CARD BUT DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW AND "FOR" PROPOSAL 2.

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS.

     You can revoke your proxy at any time before it is exercised in any of four ways:

          (1) by submitting written notice of revocation to our Secretary;

          (2) by submitting another proxy card that is properly signed and later dated;

          (3) by submitting another proxy via the Internet or by telephone on a date after the date of your last proxy; or

          (4) by voting in person at the meeting.

NUMBER OF VOTES REQUIRED.

     Directors must be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the greatest number of votes will be elected. A majority of the shares represented at the meeting is required to approve Proposal 2. The Annual Meeting will be held if the holders of a majority of the outstanding shares of Common Stock entitled to vote (a "quorum") are present at the meeting in person or by proxy. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. "Broker non-votes" also count for quorum purposes. If you hold your Common Stock through a broker, bank or other nominee, generally the nominee may only vote the Common Stock that it holds for you in accordance with your instructions. However, if the broker, bank or nominee has not received your instructions within ten days of the meeting, it may vote on matters that the New York Stock Exchange determines to be routine. If the broker, bank or nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes do not count as votes for or against any proposal; however, an abstention counts as a vote against a proposal. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING.

     We do not know of any matters to be presented or acted upon at the meeting, other than those mentioned in this document. If any other matter is presented at the meeting on which a vote may properly be taken, your signed proxy card gives authority to Doug Rock and Neal S. Sutton to vote on those matters.

COST OF THIS PROXY SOLICITATION.

     We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, some of our employees may solicit stockholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained Morrow & Co. to assist in the solicitation of proxies for a fee of $6,500, plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the 2002 Annual Meeting, stockholders will elect three persons as Class I directors to hold office until the 2005 Annual Meeting, or until they are succeeded by other qualified directors who have been elected. The nominees are
G. Clyde Buck, Loren K. Carroll and Wallace S. Wilson.

     Directors must be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the greatest number of votes will be elected. Votes withheld for any director will not be counted.

     We will vote your shares as you specify on your proxy card. If you properly execute and return your proxy card (in paper form, electronically via the Internet or by telephone), but don't specify how you want your shares voted, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, and you have either voted for the substituted nominee or not specified your vote, we will vote your shares for that other person.

     Each of the nominees are currently members of the Board of Directors. A brief biography of all directors is presented below:

                                    NOMINEES

     Directors to be elected to Class I for a term expiring in 2005:

G. CLYDE BUCK                                                                                    [PICTURE]
Age:                                  64
Director Since:                       1992
Recent Business Experience:           Mr. Buck has had extensive experience in
                                      energy-related matters. He received a B.A.
                                      in economics from Williams College and a
                                      M.B.A. from Harvard. He is currently Senior
                                      Vice President and Managing Director
                                      Corporate Finance of the investment banking
                                      firm of Sanders Morris Harris Inc., a
                                      position he has held since April 1998. From
                                      1983 to 1998, Mr. Buck was a Managing
                                      Director in the Houston corporate finance
                                      office of Dain Rauscher Incorporated.
Committee Membership:                 Compensation and Benefits Committee;
                                      Nominating Committee.

LOREN K. CARROLL                                                                                 [PICTURE]
Age:                                  58
Director Since:                       1987
Recent Business Experience:           Mr. Carroll joined the Company in December
                                      1984 as Vice President and Chief Financial
                                      Officer. In January 1988 he was appointed
                                      Executive Vice President and Chief
                                      Financial Officer and served in that
                                      capacity until March 1989. Mr. Carroll
                                      rejoined the Company in 1992 as Executive
                                      Vice President and Chief Financial Officer
                                      and continues to hold the office of
                                      Executive Vice President of the Company. On
                                      March 16, 1994, Mr. Carroll was named the
                                      President and Chief Executive Officer of
                                      M-I, a company in which the Company holds a
                                      60% interest.
Committee Membership:                 Executive Committee.
Other Directorships:                  Fleetwood Enterprises, Inc.

WALLACE S. WILSON                                                                                [PICTURE]
Age:                                  72
Director Since:                       1998
Recent Business Experience:           Mr. Wilson was President of Wilson
                                      Industries, Inc. from 1964 to 1980, at
                                      which time he assumed the additional
                                      position of Chairman of the Board and Chief
                                      Executive Officer. He served as Chairman of
                                      the Board, President and Chief Executive
                                      Officer of Wilson Industries until April
                                      30, 1998, when Wilson Industries was
                                      purchased by the Company. Mr. Wilson became
                                      a director of the Company on May 15, 1998.
Committee Membership:                 Compensation and Benefits Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

                         DIRECTORS CONTINUING IN OFFICE

     Directors of Class II to continue in office until 2003:

BENJAMIN F. BAILAR                                                                               [PICTURE]
Age:                                  67
Director Since:                       1993
Recent Business Experience:           Mr. Bailar is the Dean and H. Joe Nelson,
                                      III Professor of Administration Emeritus of
                                      Jesse H. Jones Graduate School of
                                      Administration of Rice University, where he
                                      held that position from September 1, 1987
                                      through June 1997.
Committee Membership:                 Chairman, Audit Committee; Nominating
                                      Committee.
Other Directorships:                  Dana Corporation; Trico Marine Services,
                                      Inc.; Trustee of the Philatelic Foundation.


DOUG ROCK                                                                                        [PICTURE]
Age:                                  55
Director Since:                       1987
Recent Business Experience:           Mr. Rock was elected Chairman of the Board
                                      of Directors on February 26, 1991. Mr. Rock
                                      has been with the Company since 1974 and has
                                      been Chief Executive Officer, President and
                                      Chief Operating Officer since March 31,
                                      1989.
Committee Membership:                 Executive Committee.
Other Directorships:                  VIAD CORP.

     Directors of Class III to continue in office until 2004:

JAMES R. GIBBS                                                                                   [PICTURE]
Age:                                  57
Director Since:                       1990
Recent Business Experience:           Mr. Gibbs is the Chairman of the Board,
                                      President & Chief Executive Officer of
                                      Frontier Oil Corporation (formerly Wainoco
                                      Oil Corporation). He was President and Chief
                                      Operating Officer of Frontier from January
                                      1, 1987 to April 1, 1992, at which time he
                                      assumed the additional position of Chief
                                      Executive Officer. He was elected Chairman
                                      of the Board of Frontier in April 1999. He
                                      joined Frontier Oil Corporation in February
                                      1982 as Vice President of Finance and
                                      Administration, and was appointed Executive
                                      Vice President in September 1985.
Committee Membership:                 Audit Committee; Chairman, Compensation and
                                      Benefits Committee; Executive Committee;
                                      Chairman, Nominating Committee.
Other Directorships:                  Frontier Oil Corporation; Veritas DGC Inc.;
                                      Gundle/SLT Environmental Inc.; Talon
                                      International, Inc.; advisory director of
                                      Frost Bank-Houston.

JERRY W. NEELY                                                                                   [PICTURE]
Age:                                  65
Director Since:                       1977
Recent Business Experience:           Mr. Neely held a number of positions with
                                      the Company from 1965 to 1987. He was
                                      President from February 1976 to December
                                      1977, at which time he assumed the
                                      additional positions of Chairman of the
                                      Board and Chief Executive Officer and served
                                      in those capacities until December 1987.
                                      Since that time, Mr. Neely has been a
                                      private investor.
Committee Membership:                 Audit Committee; Compensation and Benefits
                                      Committee; Chairman, Executive Committee.
Other Directorships:                  Elamex S.A. de C.V.; Board of Trustees of
                                      the University of Southern California.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the number of shares of Common Stock beneficially owned as of March 1, 2002 by each director or nominee for director, the executive officers named in the Summary Compensation Table included later in this Proxy Statement and all directors and executive officers as a group. Except as otherwise indicated, the persons listed below have sole voting power and investment power relating to the shares shown.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                       COMMON STOCK
                                                    BENEFICIALLY OWNED
                                                   --------------------
                                                    NO. OF     PERCENT
NAME OF INDIVIDUAL                                  SHARES     OF CLASS
------------------                                 ---------   --------
Benjamin F. Bailar(1)............................      4,600     *
Roger A. Brown(2)................................     43,550     *
G. Clyde Buck(1).................................     13,600     *
Loren K. Carroll(2)..............................    159,750     *
James R. Gibbs(1)................................      4,300     *
John J. Kennedy(2)...............................     73,100     *
Jerry W. Neely(1)................................    248,302     *
Doug Rock(2)(3)..................................    260,520     *
Neal S. Sutton(2)................................     49,750     *
Wallace S. Wilson(1).............................  1,277,285     2.5
All directors and executive officers as a group
  (16 persons)(1)(2)(3)..........................  2,239,700     4.4

---------------

 *  Less than 1%

(1) The amounts reported include 400 shares of Common Stock to be issued to each outside director on or about April 24, 2002 under the Smith International, Inc. Stock Plan for Outside Directors.

(2) The amounts reported include shares of Common Stock that could be acquired on or before May 1, 2002 through the exercise of stock options as follows:
    Mr. Rock: 241,450 shares; Mr. Carroll: 135,000 shares; Mr. Sutton: 49,750 shares; Mr. Brown: 43,550 shares; and Mr. Kennedy: 73,100 shares; and all executive officers as a group: 645,051 shares.

(3) The amounts reported include Common Stock allocated to accounts under a 401(k) plan as follows: Mr. Rock: 19,070 shares; all directors and executive officers as a group: 21,412.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     THE BOARD. During 2001, the Board of Directors held six meetings. All directors attended at least 75% of the meetings of the Board of Directors and of all committees on which they served.

     COMMITTEES OF THE BOARD. The Company has an Audit Committee and its members are Messrs. Bailar, Gibbs and Neely. The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions. This committee also recommends the firm that the Company should retain as its independent accountant. All members of the Audit Committee are non-employee directors. During 2001, the Audit Committee held two meetings.

     The Company has a Compensation and Benefits Committee, and its members are Messrs. Gibbs, Buck, Neely and Wilson. The Compensation and Benefits Committee reviews the Company's executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also administers the Company's stock option plan. During 2001, this committee held two meetings. The Executive Compensation Subcommittee of this committee, comprised of Messrs. Gibbs and Buck, held two meetings during 2001.

     The Company has an Executive Committee and its members are Messrs. Neely, Carroll, Gibbs and Rock. The Executive Committee, between meetings of the Board of Directors, has limited power to act on behalf of the Board. This committee meets only as needed and did not meet in 2001.

     The Company has a Nominating Committee, which was formed on February 6, 2002, and its members are Messrs. Gibbs, Bailar, and Buck. The Nominating Committee recommends to the Board of Directors candidates for election to the Board of Directors. The Nominating Committee will consider recommendations for nominees for directorships submitted by stockholders. Stockholders who wish the Nominating Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Nominating Committee in care of the Secretary of the Company at our principal executive offices. The Nominating Committee meets only as needed and did not meet in 2001.

     DIRECTORS' COMPENSATION. Employee directors receive no additional compensation other than their normal salary for serving on the Board or its committees. Non-employee directors receive $30,000 annually and $1,500 for each Board meeting attended. In addition, they are paid $3,000 per year for chairing a committee and $1,250 for each committee meeting attended. Non-employee directors also receive an annual grant of 400 shares of Common Stock.

     NON-EMPLOYEE DIRECTOR PROGRAMS. The Company terminated its Directors' Retirement Plan in 1998. The Company issued restricted stock grants to each of the non-employee directors to fund the actuarial value of their accrued benefits under the retirement plan. These grants will "cliff-vest" upon retirement after ten years of service as a director. This means the grants will all vest at once upon retirement after ten years of service.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 2001, Messrs. Buck, Gibbs, Neely and Wilson served as members of the Company's Compensation and Benefits Committee. During 2001, none of Messrs. Buck, Gibbs, Neely and Wilson was an officer or employee of the Company or any of its subsidiaries, nor did any of them have any other relationship with the Company that requires further disclosure under requirements of the U.S. Securities and Exchange Commission (the "SEC"). From December 1977 to December 1987, Mr. Neely was Chief Executive Officer and Chairman of the Board of Directors of the Company. From 1964 to 1980, Mr. Wilson was President of Wilson Industries, Inc., at which time he assumed the additional position of Chairman of the Board and Chief Executive Officer. Mr. Wilson served as Chairman of the Board, President and Chief Executive Officer of Wilson Industries until April 30, 1998, when Wilson Industries was purchased by the Company.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter, the Audit Committee assists the Board of Directors in oversight of the accounting, auditing, and financial reporting practices of the Company. A copy of the Audit Committee charter was previously filed with the Securities and Exchange Commission as a part of the Company's definitive proxy statement filed March 23, 2001. The charter may be obtained by accessing the SEC's website at www.sec.gov or by contacting the Company.

     The Audit Committee consists of three independent members, as independence is defined by the listing standards of the New York Stock Exchange.

     Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

     The Audit Committee met twice during the last fiscal year. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and the Company's independent auditors, Arthur Andersen LLP. Among other things, the Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and evaluations of the Company's internal controls. The Audit Committee also discussed with Smith's independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards ("SAS") No. 61, as amended, "Communication with Audit Committees".

     In addition to the two regular Audit Committee meetings, the Committee Chairman, on behalf of the Committee, discussed the quarterly interim financial information of the Company with management and the independent auditors prior to its release to the public. This included a discussion of the results of Arthur Andersen's SAS No. 71 reviews.

     The Audit Committee obtained a formal written statement from Arthur Andersen describing all relationships between Arthur Andersen and the Company that might bear on Arthur Andersen's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with Arthur Andersen any relationships that may have an impact on their objectivity and independence and satisfied itself as to Arthur Andersen's independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Arthur Andersen for audit and non-audit services and considered whether the provision of non-audit services by Arthur Andersen is compatible with maintaining Arthur Andersen's independence. In response to public concerns about the integrity of independent audits, Smith intends to expand the role of other firms in providing non-audit services. Arthur Andersen did not provide any financial information systems design or implementation services to Smith during the fiscal year ended December 31, 2001.

     The Audit Committee reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2001 with management and the independent auditors. Based on the above-mentioned review and discussions, and subject to the limitations on the Audit Committee's role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Stockholder approval of the appointment of independent auditors is not required by the Company's Bylaws or otherwise. In the past, however, the Audit Committee has recommended the appointment of independent auditors to the Board of Directors, which has, in turn, recommended the ratification of such appointment to the Company's stockholders. The Company's current independent auditors, Arthur Andersen, have served in this capacity since 1952 and, as such, are familiar with the global operations, financial controls and accounting practices of the Company. After considering a number of factors, including the underlying financial structure of the Company, the results of Arthur Andersen's most recent peer review, and the views of some of the Company's larger stockholders, the Company continues to work with Arthur Andersen. However, in light of the events currently surrounding Arthur Andersen, the Audit Committee believes it is appropriate to continue monitoring the situation. Accordingly, the Company's stockholders are not being asked to ratify the appointment of independent auditors to review the books and records of the Company for the fiscal year ending December 31, 2002. The Audit Committee will make a decision with respect to the appointment of the Company's independent auditors that it believes to be in the best interest of the Company and its stockholders.

                                            Audit Committee

                                            Benjamin F. Bailar, Chairman
                                            James R. Gibbs
                                            Jerry W. Neely

FEES PAID TO ARTHUR ANDERSEN LLP

     Audit Fees. Fees for the fiscal year 2001 audit of the Company's consolidated financial statements and the review of Forms 10-Q for the fiscal year 2001 were $1,060,000. These fees also include the audit of the combined financial statements for fiscal year 2001 of M-I, the Company's majority-owned joint venture.

     Financial Information Systems Design and Implementation. During fiscal year 2001, the Company did not engage Arthur Andersen to render financial information systems design and implementation services.

     Other Fees. The Company incurred an aggregate of $1,270,000 in fees to Arthur Andersen during fiscal year 2001 for all non-audit services. Other fees primarily relate to income tax work, various statutory audits and employee benefit plan audits and related consultation, other than that directly related to the audit of the financial statements for fiscal year 2001.

                             EXECUTIVE COMPENSATION

      COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive resources that the Company needs to maximize its return to stockholders. The objective of the Company's compensation program for key management positions is to provide compensation packages that are consistent with competitive market norms for companies similar in size, activity and complexity to the Company.

     The Compensation and Benefits Committee (the "Compensation Committee"), which consists solely of non-employee directors, administers the executive compensation programs of the Company and determines the compensation of senior management. An independent compensation consultant, Towers Perrin, advises the Compensation Committee on all compensation matters. Towers Perrin has been advising the Compensation Committee with respect to such matters since April 2001.

     The Company's executive compensation program is structured and implemented to provide competitive compensation opportunities and various incentive award payments based on Company and individual performance, as well as to link compensation to financial targets that affect short and long term share price performance. The Compensation Committee administers all of the Company's executive compensation programs, including the design of the programs and the measurement of their effectiveness. The Compensation Committee also reviews and approves all salary arrangements and other payments to executives, evaluates their performance and considers other related matters.

TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code limits the allowable tax deduction that may be taken by the Company for compensation paid to the Chief Executive Officer and the four other highest paid executive officers named in the Summary Compensation Table. The limit is $1 million per executive per year, but compensation payable solely upon the attainment of performance goals is excluded from the limitation. The Compensation Committee has established an Executive Compensation Subcommittee (the "Subcommittee") to review and establish compensation for any executive officer whose compensation might exceed $1 million in any year. The Subcommittee consists of two members of the Compensation Committee, Messrs. Gibbs and Buck, who are independent directors as defined in the Internal Revenue Code and its regulations. The Compensation Committee and the Subcommittee will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Compensation Committee will take appropriate action to maintain the tax deductibility of its executive compensation.

TYPES OF COMPENSATION

     There are two main types of compensation:

          (1) Annual Compensation. This includes base salary and annual incentives in the form of bonuses. The Company awards bonuses only when the Company's financial performance during the year meets a certain level required under the annual incentive plan.

          (2) Long-Term Compensation. This includes stock options and other long-term incentive awards based on Common Stock. The value of these awards depends upon the Company's performance and future stock value.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

     The Compensation Committee wants the compensation of the Company's executives to be competitive in the worldwide energy industry. The Compensation Committee estimates an executive's competitive level of total compensation based on information from a variety of sources, including proxy statements, special surveys and the Company's compensation consultant. The companies that are part of the Peer Group described in the Performance Graph are some of the companies used by the Compensation Committee in establishing both base salary and performance-based targeted incentive compensation. The sources used by the Compensation Committee are larger than the Peer Group, but are all in the energy industry. The Compensation Committee then compares the industry information with the Peer Group and with the Company's compensation levels to determine both base salary and incentive compensation.

  Annual Compensation

     Annual compensation for the Company's executives includes salary and bonus. This is similar to the compensation programs of most leading companies.

     The Compensation Committee annually reviews each executive's base salary. The Compensation Committee aims to pay salaries slightly above the median of the range of compensation paid by similar companies. The Compensation Committee also looks at the specific job duties, the person's achievements and other criteria. Increases in base salary are primarily the result of individual performance, which includes meeting specific goals established by the Compensation Committee. The criteria used in evaluating individual performance vary depending on the executive's function, but generally include leadership inside and outside the Company; advancing the Company's interests with customers, vendors and in other business relationships; product quality and development; and advancement in skills and responsibility. In 2001, seven executive officers received merit increases.

  Annual Incentive Compensation

     The annual incentive plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of cash awards that are paid based on the achievement of performance objectives established for the fiscal year. Each year, the Compensation Committee sets corporate goals based upon financial objectives deemed appropriate by the Compensation Committee. These objectives may include earnings per share, profit after tax, return on assets, return on net capital employed and other financial objectives for the year. Where executives have strategic business unit responsibilities, their goals are based on financial performance measures of that business unit. No bonus is paid to corporate executives unless certain threshold company performance levels set by the Compensation Committee are reached. Business unit executives must meet certain threshold performance levels in their business unit's annual incentive plan in order to receive a bonus.

     Each year the Compensation Committee sets targets for each executive relating to annual incentive compensation. The target incentive awards for 2001 for eligible Company executives were based on various company, business unit and individual performance measures. The Compensation Committee does not use a specific formula for weighing individual performance. Instead, individuals are assessed based upon how they contributed to the Company's business success in their respective areas of responsibility. Awards were made in 2001 under the annual incentive plan for fiscal year 2000 to eligible executives.

  Stock Option Program

     The Compensation Committee strongly believes that the grant of significant annual equity awards further links the interests of senior management and the Company's stockholders. Each year, the Compensation Committee determines the total amount of options to be made available to the Company's executives. These amounts vary each year and are based upon what the Compensation Committee believes is appropriate. The Compensation Committee considers an executive's total compensation package, including the amount of stock options previously awarded. Other important factors are the desire to create stockholder value, encourage equity ownership, provide an appropriate link to stockholder interests and provide long-term incentive award opportunities in the same range as similar companies in the Company's industry.

  Chief Executive Officer Compensation

     The Subcommittee determines the pay level for the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for similar positions. A significant portion of compensation for the Chief Executive Officer is based upon the Company's performance. Specific actions taken by the Subcommittee regarding Mr. Rock's compensation are summarized below.

     Base Salary -- The Subcommittee reviewed the base salary for Mr. Rock at its December 2000 meeting and increased it to $825,000. In setting Mr. Rock's base salary for fiscal year 2001, the Subcommittee reviewed the recommendations by the independent compensation consultant and market comparisons as well as the Company's acquisition activities and expense control during fiscal year 2000.

     Annual Incentive -- The Subcommittee reviewed the predetermined bonus objectives set by the Compensation Committee based on the Company's fiscal year financial performance. For fiscal year 2000, Mr. Rock earned an annual bonus in the amount of $900,000, which was paid in 2001.

     Stock Options -- The Company granted Mr. Rock non-qualified stock options to purchase 161,000 shares of Common Stock on December 4, 2001, at the recommendation of the Subcommittee. The award of stock options to Mr. Rock was approximately 22.9% of the total stock options granted to all employees of the Company in 2001. However, 16,000 of the 161,000 options granted to Mr. Rock are contingent upon stockholder approval of Proposal 2 of this Proxy Statement. If Proposal 2 is not approved by the stockholders, the total options granted to Mr. Rock during 2001 will be 145,000 and will represent 22.9% of the total options granted to all employees of the Company in 2001. The options were granted at 100% of fair market value on the date of grant. The performance sensitivity of the grant is built into the option concept, since the options produce no gain unless the Company's share price rises over the initial grant price.

SUMMARY

     The Compensation Committee believes that the compensation program for the executives of the Company is comparable with compensation programs provided by other companies in the energy industry and serves the best interests of the Company's stockholders. The Compensation Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company and stockholder value.

                                            Compensation and Benefits Committee

                                            James R. Gibbs, Chairman
                                            G. Clyde Buck
                                            Jerry W. Neely
                                            Wallace S. Wilson

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following line graph compares the cumulative total stockholder return of the Company's Common Stock against the cumulative total return of the S&P 500 Index and our Peer Group for each of the five years in the period starting December 31, 1996 and ending December 31, 2001. Our Peer Group consists of the following companies in the same general line of business as the Company: Baker Hughes, Inc., BJ Services Company, Cooper Cameron Corporation, Halliburton Company, Schlumberger Limited, Varco International Inc. and Weatherford International, Inc.

     The results are based on an assumed $100 investment on December 31, 1996 and reinvestment of dividends (if applicable). For each index, total return is based on market capitalization of its components.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------
                       Dec. 1996   Dec. 1997   Dec. 1998   Dec. 1999   Dec. 2000   Dec. 2001
--------------------------------------------------------------------------------------------
 Smith                  $100.00     $136.77     $ 56.13     $110.72     $166.16     $119.49
 S&P 500                $100.00     $133.36     $171.48     $207.56     $188.66     $166.24
 Peer Group             $100.00     $160.72     $ 86.73     $123.83     $170.92     $117.05

                         EXECUTIVE COMPENSATION TABLES

     The following table shows compensation for services to the Company of the persons who during 2001 were the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                             -------------------------------------
                                                                                     AWARDS              PAYOUTS
                                               ANNUAL                        -----------------------   -----------
                                            COMPENSATION                     RESTRICTED   SECURITIES    LONG TERM
                                          -----------------   OTHER ANNUAL     STOCK      UNDERLYING    INCENTIVE     ALL OTHER
NAME OF INDIVIDUAL AND                    SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS        PLAN       COMPENSATION
PRINCIPAL POSITION                 YEAR    $(1)        $           $             $          (#)(2)     PAYOUTS($)        $(3)
----------------------             ----   -------   -------   ------------   ----------   ----------   -----------   ------------
Doug Rock........................  2001   825,000   900,000       --            --         161,000         --          210,576
 Chairman of the Board, Chief
 Executive Officer, President      2000   749,996   429,000       --            --          97,000         --          140,792(4)
 and Chief Officer                 1999   715,000        --       --            --          99,400         --           84,130
Loren K. Carroll.................  2001   530,004   468,000       --            --          69,000         --          122,580
 Executive Vice President;
 President and Chief Executive     2000   468,000   250,000       --            --          55,000         --           84,774
 Officer of M-I                    1999   450,008        --       --            --          40,500         --           52,319
Neal S. Sutton...................  2001   345,000   262,400       --            --          31,000         --           75,132
 Senior Vice
 President -- Administration,      2000   327,990   126,000       --            --          22,000         --           52,524
 General Counsel and Secretary     1999   315,016        --       --            --          20,200         --           35,650
Roger A. Brown...................  2001   300,000   220,000       --            --          31,000         --           64,644
 President of Smith Bits           2000   275,002   120,000       --            --          22,000         --           45,446
                                   1999   260,000    99,440       --            --          20,200         --           40,957
John J. Kennedy..................  2001   340,008   165,000       --            --          31,000         --           62,845
 President and Chief Executive     2000   329,992   140,000       --            --          22,000         --           54,446
 Officer of Wilson                 1999   302,322        --       --            --          20,200         --           34,212

---------------

(1) The amounts in this column include compensation deferred by the Named Officers in 1999, 2000 and 2001 under the Smith International, Inc. Supplemental Executive Retirement Plan ("SERP") and the Smith International, Inc. 401(k) Retirement Plan (the "401(k) Plan").

(2) The number of securities underlying options granted to each Named Officer in 2001 includes options which are contingent upon stockholder approval of Proposal 2 of this Proxy Statement. If Proposal 2 is not approved by the stockholders, the number of securities underlying options granted to each Named Officer in 2001 will be as follows: Mr. Rock: 145,000; Mr. Carroll:
    62,000; Mr. Sutton: 28,000; Mr. Brown: 28,000; and Mr. Kennedy: 28,000.

(3) The amounts in this column include the Company's contribution to each Named Officer's account in the SERP in 1999, 2000 and 2001, excluding interest (at 120% of the applicable Federal long-term rate). In 2001, SERP contributions to each Named Officer's account are as follows: Mr. Rock: $195,031; Mr.
    Carroll: $103,580; Mr. Sutton: $56,132; Mr. Brown: $47,805 and Mr. Kennedy:
    $53,844. In addition, this column also reflects the Company's contributions to the 401(k) Plan. The 2001 contributions to each Named Officer's 401(k) account are as follows: Mr. Rock: $15,545; Mr. Carroll: $19,000; Mr. Sutton:
    $19,000; Mr. Brown: $16,839 and Mr. Kennedy: $9,001.

(4) Mr. Rock received a lump sum cash payment of $9,694 in January 2001 for the actuarial present value of his vested accrued benefits under the Smith International, Inc. Supplemental Pension Plan, which was terminated effective December 31, 2000.

OPTION/SAR GRANTS IN 2001

     The following table shows all grants of options to the Named Officers in 2001. No stock appreciation rights were granted in 2001.

                                                                INDIVIDUAL GRANTS
                               -----------------------------------------------------------------------------------
                                  NUMBER OF
                                  SECURITIES        % OF TOTAL
                                  UNDERLYING      OPTIONS GRANTED   EXERCISE OR                    GRANT DATE
                                   OPTIONS         TO EMPLOYEES     BASE PRICE    EXPIRATION         PRESENT
NAME                           GRANTED(#)(1)(2)       IN 2001        ($/SHARE)       DATE        VALUE($)(3)(4)
----                           ----------------   ---------------   -----------   ----------   -------------------
Doug Rock....................      161,000             22.9            47.00       12-04-11         3,826,970
Loren K. Carroll.............       69,000              9.8            47.00       12-04-11         1,640,130
Neal S. Sutton...............       31,000              4.4            47.00       12-04-11           736,870
Roger A. Brown...............       31,000              4.4            47.00       12-04-11           736,870
John J. Kennedy..............       31,000              4.4            47.00       12-04-11           736,870

---------------

(1) Options were granted to the Named Officers on December 4, 2001 at an exercise price of $47.00. The exercise price per share is equal to the closing price of the Common Stock on the New York Stock Exchange Composite Tape on the date of grant. Options granted vest at a rate of 25% per year and will not begin to become exercisable until December 4, 2002. If a change of control occurs, all outstanding options would become exercisable immediately.

(2) The number of securities underlying options granted to each Named Officer in 2001 includes options that are contingent upon stockholder approval of Proposal 2 of this Proxy Statement. If Proposal 2 is not approved by the stockholders, the number of securities underlying options granted to each Named Officer in 2001 will be as follows: Mr. Rock: 145,000; Mr. Carroll:
    62,000; Mr. Sutton: 28,000; Mr. Brown: 28,000 and Mr. Kennedy: 28,000.

(3) Present value was calculated using the Black-Scholes option pricing model. Use of this model should not be viewed in any way as a forecast of the future performance of the Common Stock, which will be determined by future events and unknown factors. The estimated values under the Black-Scholes model are based upon certain assumptions as to variables such as interest rate and stock price volatility. The ultimate value of the options will depend on the future market price of the Company's Common Stock.

(4) The grant date present value for each Named Officer includes options that are contingent upon stockholder approval of Proposal 2 of this Proxy Statement. If Proposal 2 is not approved by the stockholders, the grant date present value for each Named Officer will be as follows: Mr. Rock:
    $3,446,650; Mr. Carroll: $1,473,740; Mr. Sutton: $665,560; Mr. Brown:
    $665,560 and Mr. Kennedy: $665,560.

AGGREGATED OPTION EXERCISES IN 2001 AND DECEMBER 31, 2001 OPTION VALUES

     The following table provides information on options exercised by the Named Officers during 2001 and the value of options held by those officers on December 31, 2001.

                                                         NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                               SHARES                         DECEMBER 31, 2001(1)          DECEMBER 31, 2001($)(2)
                             ACQUIRED ON      VALUE      -------------------------------   -------------------------
NAME                         EXERCISE(#)   REALIZED($)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                         -----------   -----------   -------------------------------   -------------------------
Doug Rock..................     --             --                241,450/318,450              3,289,746/2,835,091
Loren K. Carroll...........     --             --                135,000/146,500              2,047,338/1,229,948
Neal S. Sutton.............     --             --                 49,750/ 67,100                 751,231/ 636,533
Roger A. Brown.............     --             --                 43,550/ 67,100                 751,231/ 636,533
John J. Kennedy............     --             --                 73,100/ 67,100               1,339,987/ 636,533

---------------

(1) The number of unexercisable securities underlying unexercised options at December 31, 2001 for each Named Officer includes options granted in 2001 which are contingent upon stockholder approval of

    Proposal 2 of this Proxy Statement. If Proposal 2 is not approved by the stockholders, the number of unexercisable securities underlying unexercised options at December 31, 2001 for each Named Officer will be as follows: Mr.
    Rock: 302,450; Mr. Carroll: 139,500; Mr. Sutton: 64,100; Mr. Brown: 64,100
    and Mr. Kennedy: 64,100.

(2) Value based on the closing price on the New York Stock Exchange Composite Tape for the Common Stock on December 31, 2001 ($53.62). The value of unexercised and unexercisable in-the-money options at December 31, 2001 for each Named Officer includes options granted in 2001 which are contingent upon stockholder approval of Proposal 2 of this Proxy Statement. If Proposal 2 is not approved by the stockholders, the value of unexercised and unexercisable in-the-money options at December 31, 2001 for each Named Officer will be as follows: Mr. Rock: $2,729,171; Mr. Carroll: $1,183,608; Mr. Sutton: $616,673; Mr. Brown: $616,673 and Mr. Kennedy: $616,673.

                  RETIREMENT BENEFITS AND EMPLOYMENT CONTRACTS

PENSION PLAN

     Smith International, Inc. Restated Pension Plan. The Company has a defined benefit pension plan (the "Restated Pension Plan"), which is currently frozen. The benefit accruals were frozen effective March 1, 1987, and the amount of the pension benefit was fixed for all eligible employees based only upon benefit accruals from September 1, 1985 to March 1, 1987. Any benefits under the Restated Pension Plan are offset by benefits paid under a previous pension plan of the Company.

     The following table illustrates the estimated annual retirement benefit payable as a life annuity under the Restated Pension Plan to any employee retiring at normal retirement age in various compensation levels and certain years-of-service classifications.

                               PENSION PLAN TABLE

                                                           ESTIMATED ANNUAL PENSION FOR
                                                                 YEARS OF SERVICE
                                                          ------------------------------
COMPENSATION                                                 20         25         30
------------                                              --------   --------   --------
$  125,000..............................................  $ 3,280    $ 3,280    $ 3,280
   200,000..............................................    5,250      5,250      5,250
   300,000..............................................    7,875      7,875      7,875
   400,000..............................................   10,500     10,500     10,500
   500,000..............................................   13,125     13,125     13,125
   700,000..............................................   18,375     18,375     18,375
   800,000..............................................   21,000     21,000     21,000
   900,000..............................................   23,625     23,625     23,625
 1,000,000..............................................   26,250     26,250     26,250

     Since benefit accruals under the Restated Pension Plan have been frozen since March 1, 1987, the years of service for the Named Officers include only the period from September 1, 1985 to March 1, 1987. The annual pension benefits that would be payable at age 65 under the Restated Pension Plan to the Named Officers are as follows: Mr. Rock: $8,150; Mr. Carroll: $4,282; Mr. Sutton:
$-0-; Mr. Brown: $-0- and Mr. Kennedy: $-0-. The benefits are not subject to any reduction for Social Security.

     Smith International, Inc. Supplemental Pension Plan. The Company terminated the Smith International, Inc. Supplemental Pension Plan effective December 31, 2000. Lump sum cash payments aggregating $1.6 million were made to participants in January 2001 for the actuarial present value of the participant's vested accrued benefits under the plan.

SMITH INTERNATIONAL, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP")

     The Company adopted the SERP effective October 1, 1993. It is a non-qualified, deferred compensation plan covering all of the executive officers and certain other participants. The primary purpose of the SERP is to provide executives who are affected by the Internal Revenue Code limitations under the Company's 401(k) Retirement Plan (the "401(k) Plan") with the opportunity to defer a portion of their current compensation. Distributions will generally be made following a participant's termination of employment, although certain in-service withdrawals are permitted in limited circumstances. A participant in the SERP may defer up to 100% of his or her salary or bonus paid during a plan year. The Company may also make contributions to the SERP on behalf of its participants.

     Age-Weighted Contributions. Effective as of the last day of each quarter during the year, a contribution by the Company may be allocated under the SERP based on the participant's age-weighted contribution percentage ("AWCP") ranging from 2 to 6%. The difference between a participant's (i) "Total 401(k) Compensation" and his or her (ii) "Net 401(k) Compensation" is multiplied by the AWCP to compute the age-weighted contribution for the year. "Total 401(k) Compensation" generally means the total of all cash amounts paid by the Company to a participant, including deferred amounts. "Net 401(k) Compensation" generally means Total 401(k) Compensation less participant contributions to the SERP, but not to exceed $200,000 for any year. Effective January 1, 1995, the SERP was amended to fix the AWCP for the executive officers at 6%.

     Matching Contributions. The SERP contains matching provisions that mirror the matching formulas in effect for the 401(k) Plan, but without regard to certain Internal Revenue Code limits applicable to the 401(k) Plan. Matching contributions for a plan year in both the SERP and the 401(k) Plan combined cannot exceed 6% of a participant's Total 401(k) Compensation net of any incentive bonus. Effective January 1, 1995, the SERP was amended so that executive officers will receive matching contributions up to 6% of their Total 401(k) Compensation.

     Discretionary Profit Sharing Contributions. The Compensation Committee may, in its discretion, determine the amount of any profit sharing contribution for a plan year and how that amount is to be allocated among the SERP participants.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Rock and Sutton and one other senior officer. These agreements have an initial term of three years and are automatically extended for an additional year at each anniversary date. Each of the employment agreements with Messrs. Rock and Sutton and the other senior officer contains the employee's salary and other conditions of employment and entitles the employee to participate in the Company's bonus program and other benefit programs.

     On January 4, 2000, the Company entered into Change-of-Control Employment Agreements ("Agreements") with seven executive officers, including Messrs. Rock, Carroll, Sutton, Brown and Kennedy. In the event of a "change of control" of the Company (as defined in the Agreements), the Agreements provide for the continued employment of the seven executive officers for a period of three years and provide for the continuation of salary and benefits. If the executive is terminated by the Company (other than for cause, death or disability), or if the executive elects to terminate his or her employment for "Good Reason" (as defined in the Agreements), the executive is entitled to receive a lump sum payment in cash equal to the aggregate of the following amounts: (i) current annual base salary and pro rata bonus through the date of termination; (ii) any compensation previously deferred by the executive and any accrued vacation pay;
(iii) three times the executive's annual base salary and Highest Annual Bonus (as defined in the Agreements); and (iv) any actuarial difference in the SERP benefit the executive would have received had the executive's employment continued for three years after the date of the executive's termination.

     The executive would also receive continued coverage under applicable welfare and benefit plans for three years. The Agreements also provide for an additional payment to the executive of an amount equal to any Excise Tax (as defined in the Agreements), imposed on the aggregate cash payment described above and any income taxes imposed on such additional payment, so that the executive receives the amount that would have been received had any Excise Tax not been imposed. The determination of whether and when the additional payment is required and the amount of such payment will be made by Arthur Andersen.

                        ADDITIONAL INFORMATION ABOUT OUR
                        DIRECTORS AND EXECUTIVE OFFICERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the SEC require that the Company disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. Based on Company records and representations by its directors and executive officers, the Company believes that during 2001 all filings were made in compliance with SEC requirements, except that Mr. Carroll filed an amended Form 5 to report a gift of 2,700 shares made in December 2000, which was inadvertently omitted from his Form 5.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows certain information about stock ownership of all persons known to the Company to own of record or beneficially more than 5% of the outstanding Common Stock of the Company as of March 1, 2002. This information is based upon information furnished to the Company by these persons and statements filed with the SEC:

NAME AND ADDRESS                                              AMOUNT AND NATURE OF   PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP     CLASS
-------------------                                           --------------------   ----------
FMR Corp....................................................       7,392,264(1)        14.6%
  82 Devonshire Street
  Boston, Massachusetts 02109
T. Rowe Price Associates, Inc. .............................       3,342,300(2)         6.6%
  100 East Pratt Street
  Baltimore, Maryland 21202

---------------

(1) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR") and an investment adviser, is the beneficial owner of 5,531,414 shares as a result of acting as investment adviser to various registered investment companies (the "Funds"). Edward C. Johnson 3d, FMR's Chairman, through its control of Fidelity, and the Funds each has sole power to dispose of the 5,531,414 shares owned by the Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, is the beneficial owner of 1,289,050 shares as a result of its serving as investment manager of various institutional accounts. Mr. Johnson and FMR, through its control of FMTC, each has sole dispositive power over 1,289,050 shares and sole power to vote or to direct the voting of 1,289,050 shares owned by the institutional accounts. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson owns 12.0% and Abigail P. Johnson, a Director of FMR, owns 24.5% of the voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Through their ownership of voting common stock and the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Fidelity International Limited ("FIL") beneficially owns 571,800 shares. FIL has sole power to vote and to dispose of such shares.

(2) These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                  PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE
                    SMITH INTERNATIONAL, INC. 1989 LONG-TERM
                          INCENTIVE COMPENSATION PLAN

     At the meeting, you will be asked to approve an amendment to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan (the "1989 Plan") to increase by 2,300,000 the number of shares of Common Stock reserved for the 1989 Plan. Upon your approval, the term of the 1989 Plan would be extended to April 24, 2012.

     The 1989 Plan was originally approved by the stockholders at the May 9, 1989 annual meeting. Since 1989, a total of 4,900,000 shares of Common Stock have been reserved for issuance under the 1989 Plan. On February 6, 2002, the Board of Directors approved an amendment to the 1989 Plan to reserve an additional 2,300,000 shares of Common Stock reserved for issuance under the 1989 Plan. At the Annual Meeting, the Company's stockholders will be asked to approve the proposed amendment to the 1989 Plan described above.

     Of the total shares authorized for issuance under the 1989 Plan, at December 31, 2001, all but 3,016 shares have been awarded in the form of stock options or restricted stock. Of the shares awarded, 2,669,944 shares remained to be issued upon exercise of stock options or restricted stock awards. Should the stockholders approve the proposed amendment to the 1989 Plan, a total of approximately 4,969,944 shares, or 10% of the Company's outstanding Common Stock, would be reserved for issuance under the 1989 Plan.

     The Company has dramatically grown in size and the number of employees over the past several years. The additional 2,300,000 shares will allow the Company to continue its long-term incentive program and to recognize the increased pool of employees eligible to participate. The Company intends to award stock options at the same levels and on the same criteria as it has done since the inception of the 1989 Plan.

     The Board of Directors has found that stock options granted to employees have been highly effective in recruiting and retaining competent personnel. The Board of Directors believes that the growth of the Company is dependent upon its ability to attract, employ and retain executives and employees of outstanding ability who will dedicate their maximum productive efforts toward the advancement of the Company. The growing competition among companies for capable managers makes it necessary for the Company to maintain a strong and competitive incentive program.

     The following table shows information as of December 31, 2001, with respect to the 1989 Plan and the Smith International, Inc. Stock Plan for Outside Directors under which equity securities of the Company are authorized for issuance, aggregated as follows:

EQUITY COMPENSATION PLAN INFORMATION

                                          (A)                        (B)                           (C)
                                          ---                        ---                           ---
                                                                                          NUMBER OF SECURITIES
                                  NUMBER OF SECURITIES                                   REMAINING AVAILABLE FOR
                                   TO BE ISSUED UPON      WEIGHTED-AVERAGE EXERCISE       FUTURE ISSUANCE UNDER
                                      EXERCISE OF            PRICE OF OUTSTANDING       EQUITY COMPENSATION PLANS
                                  OUTSTANDING OPTIONS,        OPTIONS, WARRANTS           (EXCLUDING SECURITIES
PLAN CATEGORY                     WARRANTS AND RIGHTS             AND RIGHTS            REFLECTED IN COLUMN (A))
-------------                     --------------------   ----------------------------   -------------------------
Equity compensation plans
  approved by security holders:
  (a) 1989 Plan.................          2,669,944            $         44.42                        3,016
  (b) Stock Plan for Outside
      Directors.................             30,000            $           -0-                       18,000
Equity compensation plans not
  approved by security
  holders.......................     Not applicable             Not applicable               Not applicable
                                     --------------            ---------------               --------------
     Total......................          2,699,944            $         44.42                       21,016
                                     ==============            ===============               ==============

     As of March 1, 2002, options to purchase an aggregate of 2,698,156 shares of Common Stock were outstanding under the 1989 Plan, having exercise prices of $8.38 to $69.06 and expiring from April 28, 2002 to December 4, 2011. The outstanding figure includes stock options for 702,990 shares which were issued on December 4, 2001. Of the 702,990 stock options granted on December 4, 2001, 69,690 options were issued conditionally and subject to stockholder approval of the amendment to the 1989 Plan. All stock options granted under the 1989 Plan are conditioned upon continued employment. The last reported sales price of the Company's Common Stock on March 18, 2002 was $68.99 per share.

     Taking into account the 69,690 options that were issued conditionally as discussed above, there are not enough shares currently available under the 1989 Plan to honor exercises of all outstanding options. The following table shows the amount of shares that will be allocated to each of the following under the 1989 Plan for outstanding options issued on December 4, 2001, assuming Proposal 2 is approved by the stockholders:

                                   1989 PLAN

                                                              DOLLAR
                                                              VALUE     NUMBER
NAME AND POSITION                                              ($)     OF SHARES
-----------------                                             ------   ---------
Doug Rock...................................................     --     16,000
  Chairman of the Board, Chief Executive Officer, President
  and Chief Operating Officer
Loren K. Carroll............................................     --      7,000
  Executive Vice President; President and Chief Executive
  Officer of M-I
Neal S. Sutton..............................................     --      3,000
  Senior Vice President -- Administration, General Counsel
  and Secretary
Roger A. Brown..............................................     --      3,000
  President of Smith Bits
John J. Kennedy.............................................     --      3,000
  President and Chief Executive Officer of Wilson
Executive Group (other than the above Named Officers).......     --      7,920
Non-Executive Director Group................................     --         --
Non-Executive Officer Employee Group........................     --     29,770

     Under the 1989 Plan, the following Named Officers have been granted options, including the options issued conditionally, exercisable into shares of Common Stock: Mr. Rock: 996,400; Mr. Carroll: 441,600;

Mr. Sutton: 226,540; Mr. Brown: 180,600 and Mr. Kennedy: 164,900. All current executive officers as a group have been granted options exercisable into 2,391,720 shares of Common Stock. All employees, other than executive officers, as a group, have been granted options exercisable into 3,089,749 shares of Common Stock. Non-employee directors are not eligible to receive options under the 1989 Plan.

     The following is a summary of the 1989 Plan and is qualified in its entirety by the full text of the 1989 Plan. Any stockholder may obtain a copy of the 1989 Plan by writing to Smith International, Inc., 16740 Hardy Street, Houston, Texas 77032, Attention: Corporate Secretary. Requests may also be made by fax to (281) 233-5996 or to the Company's website at (www.smith.com).

     The 1989 Plan is administered by the Compensation Committee. All full-time salaried employees of the Company who are performing management, supervisory, sales, scientific or engineering services or who the Compensation Committee decides are key employees are eligible to receive awards under the 1989 Plan.

     The Compensation Committee determines awards based upon an employee's ability to influence the Company's performance. Future awards are based on future performance and cannot, therefore, be determined. Nonqualified stock options have been granted to all Named Officers, seven Executive Group employees and 349 Non-Executive Officer employees, for a total of 356 current employees. Please see "Executive Compensation" above for more information about stock options granted.

     The 1989 Plan provides for the following types of awards: (a) nonstatutory stock option; (b) stock appreciation right related to an option; (c) stock appreciation right not related to an option; (d) stock award; (e) restricted stock; (f) cash award; and (g) any combination of the foregoing.

     Exercise and Termination of Awards. The purchase price for a nonstatutory stock option is payable in cash or in shares of Common Stock and may be exercised only by the employee. If an employee voluntarily resigns or is terminated for cause, all of the awards immediately terminate. If an employee retires, the award expires three years thereafter unless it expires sooner by its terms. If an employee is terminated by the Company for any other reason, the award expires one year thereafter unless it expires sooner by its terms. An award may not be exercised after ten years from the date the award is granted.

     Adjustment of Awards. If any change occurs in the capitalization of the Company, such as a stock dividend or stock split, or if a merger takes place in which the Company is the surviving corporation, the Compensation Committee can decide to adjust the outstanding awards and the number of shares reserved under the 1989 Plan. In the event of a takeover bid or tender offer for 25% or more of the outstanding securities of the Company, the restrictions on any restricted stock would lapse immediately, all outstanding options and stock appreciation rights become exercisable immediately, and all performance objectives are deemed to be met and payment made immediately.

     Federal Income Tax Consequences. The 1989 Plan permits the Compensation Committee to grant nonqualified stock options ("NQSOs") to certain key employees of the Company. The following discussion is intended only as a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of NQSOs under the 1989 Plan.

     Upon the grant of a NQSO, the optionee will not recognize any taxable income, and the Company will not be entitled to a federal income tax deduction. Upon the exercise of an NQSO, the excess of the fair market value of the shares acquired on the exercise of the option over the purchase price (the "spread") will be compensation that is taxable to the optionee as ordinary income. To determine the amount of the spread, the fair market value of the stock on the date of exercise is used; however, if an optionee is subject to the six month short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934 (generally executive officers), the fair market value will generally be determined at the end of the six-month period, unless such optionee elects to be taxed based on the fair market value at the date of exercise. Any such election must be made and filed with the Internal Revenue Service within 30 days after exercise in accordance with the regulations under Section 83(b) of the Internal Revenue Code. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee in the Company's taxable year in which the amount is taxable to the optionee.

     Amendment of the 1989 Plan. The Board of Directors may terminate, modify or amend the 1989 Plan at any time without stockholder approval, except for amendments that (a) change the class of persons eligible to receive awards; (b) materially increase benefits; (c) transfer the administration of the 1989 Plan to anyone who is not a "disinterested person" under the federal securities law; or (d) increase the number of shares subject to the 1989 Plan.

     The affirmative vote of a majority of the votes represented at the Annual Meeting will be sufficient to approve the amendment to the 1989 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1989 PLAN.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any other business for action at the meeting, and the Company has not been advised of any other business intended to be presented by others.

                            STOCKHOLDERS' PROPOSALS

     In order to be considered for inclusion in next year's Proxy Statement, stockholder proposals must be submitted to the Company in writing by no later than November 22, 2002. In addition, in order for a stockholder to bring any business before a stockholder meeting, timely notice must be received by the Company in writing by no later than November 22, 2002, in accordance with the Company's Restated Bylaws.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S 2001 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS PROXY STATEMENT. WE WILL PROVIDE WITHOUT CHARGE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, TO ANY PERSON REQUESTING A COPY IN WRITING AND STATING THAT HE OR SHE WAS A BENEFICIAL HOLDER OF THE COMPANY'S COMMON STOCK ON MARCH 1, 2002. THE COMPANY WILL ALSO FURNISH COPIES OF ANY EXHIBITS TO THE FORM 10-K AT $0.50 PER PAGE, PAID IN ADVANCE. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO:

                  MARGARET K. DORMAN
                  INVESTOR RELATIONS
                  SMITH INTERNATIONAL, INC.
                  P. O. BOX 60068
                  HOUSTON TX 77205-0068

     The Company's 2001 Annual Report to Stockholders should not be regarded as proxy soliciting material or as a communication for which a solicitation of proxies is to be made.

                                            By Order of the Board of Directors

                                            /s/ Neal S. Sutton
                                            Neal S. Sutton
                                            Secretary

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            SMITH INTERNATIONAL, INC.
R
         The undersigned hereby appoints Doug Rock and Neal S. Sutton, and each
O of them, as his or her Proxy with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of SMITH
X INTERNATIONAL, INC. to be held at 700 King Street, Wilmington, Delaware on April 24, 2002 at 9:00 a.m., and at any adjournments thereof, on all
Y   matters that may properly come before the meeting.

         YOUR SHARES WILL BE VOTED AS DIRECTED ON THIS CARD. IF SIGNED AND NO DIRECTION IS GIVEN FOR ANY ITEM, IT WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2.

         Please sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.

    Comments/Address Change:
                            ----------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
               YOUR VOTE IS VERY IMPORTANT. THANK YOU FOR VOTING.

        PLEASE MARK YOUR
  [X]   VOTES AS IN THIS                                                    7551
        EXAMPLE.

     THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1 AND 2 AND IN THE DISCRETION OF THE
PROXIES ON ALL OTHER MATTERS.
-------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------
                                        FOR    WITHHELD   NOMINEES:

1. Election of                                            01. G. Clyde Buck
   Directors.                           [ ]      [ ]      02. Loren K. Carroll
                                                          03. Wallace S. Wilson

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                        FOR    AGAINST    ABSTAIN

2. Approval of amendment to 1989        [ ]      [ ]        [ ]
   Long-Term Incentive Compensation
   Plan.

3. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                                               ---------------------------------
                                                         SPECIAL ACTION
                                               ---------------------------------
                                               Comments or change of address
                                               on reverse side.

                                               ---------------------------------


SIGNATURES(S)                                           DATE
             ------------------------------------------     --------------------

NOTE: Signature(s) should agree with name(s) as printed on this proxy. When signing in a fiduciary capacity, please give title as such. Co-fiduciaries and joint owners should each sign.

P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           SMITH INTERNATIONAL, INC.
R
         The undersigned hereby appoints Doug Rock and Neal S. Sutton, and each
O of them, as his or her Proxy with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of SMITH
X INTERNATIONAL, INC. to be held at 700 King Street, Wilmington, Delaware on April 24, 2002 at 9:00 a.m., and at any adjournments thereof, on all
Y   matters that may properly come before the meeting.

         YOUR SHARES WILL BE VOTED AS DIRECTED ON THIS CARD. IF SIGNED AND NO DIRECTION IS GIVEN FOR ANY ITEM, IT WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2.

         To vote by telephone or internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

    Comments/Address Change:
                            ----------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------
         YOUR VOTE IS VERY IMPORTANT. THANK YOU FOR VOTING.



          o IF YOU ARE VOTING BY MAIL, DETACH PROXY CARD HERE, SIGN, o DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED



                           [SMITH INTERNATIONAL LOGO]


                  LOG ONTO OUR WEB SITE AT http://www.smith.com
                       FOR MORE COMPREHENSIVE INFORMATION




TO VIEW YOUR STOCKHOLDER ACCOUNT ON THE INTERNET, PLEASE CALL EQUISERVE TRUST COMPANY, N.A. TOLL FREE AT 1-877-THEWEB7 (1-877-843-9327) AND THEY WILL MAIL YOU A PASSWORD THAT PROVIDES YOU SECURE ACCOUNT ACCESS. IF YOU ARE CALLING FROM OUTSIDE NORTH AMERICA, PLEASE CALL 201-536-8073.

        PLEASE MARK YOUR
  [X]   VOTES AS IN THIS                                                    7551
        EXAMPLE.


     THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1 AND 2 AND IN THE DISCRETION OF THE
PROXIES ON ALL OTHER MATTERS.
-------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------
                                        FOR    WITHHELD   NOMINEES:

1. Election of                                            01. G. Clyde Buck
   Directors.                           [ ]      [ ]      02. Loren K. Carroll
                                                          03. Wallace S. Wilson

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                        FOR    AGAINST    ABSTAIN

2. Approval of amendment to 1989        [ ]      [ ]        [ ]
   Long-Term Incentive Compensation
   Plan.

3. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                                               ---------------------------------
                                                         SPECIAL ACTION
                                               ---------------------------------
                                               Comments or change of address [ ]
                                               on reverse side.

                                               ---------------------------------


SIGNATURES(S)                                           DATE
             ------------------------------------------     --------------------
NOTE: Signature(s) should agree with name(s) as printed on this proxy. When signing in a fiduciary capacity, please give title as such. Co-fiduciaries and joint owners should each sign.



            o  PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY  o
                         IN THE ENCLOSED REPLY ENVELOPE


[SMITH INTERNATIONAL LOGO]

SMITH INTERNATIONAL, INC. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically over the Internet or by telephone. This eliminates the need to return the proxy card.

TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET, YOU MUST HAVE YOUR PROXY CARD AND SOCIAL~SECURITY NUMBER AVAILABLE. THE SERIES OF NUMBERS THAT APPEAR ON THE TOP OF YOUR PROXY CARD MUST BE USED TO ACCESS THE SYSTEM.

1. To vote by telephone: On a touch-tone telephone, call 1-877-779-8683 toll free from the U.S. and Canada.

2. To vote via the Internet: Access the World Wide Web site http://www.eproxyvote.com/sii

Voting by telephone and via the Internet is available 24 hours a day, 7 days a week.

Your vote by telephone or via the Internet authorizes the named proxies in the same manner as if you~completed, signed, dated and mailed the proxy card.

If you choose to vote your shares by telephone or via the Internet, there is no need for you to mail back your proxy card.


                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                               VOTING INSTRUCTIONS
                           SMITH INTERNATIONAL, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 24, 2002

TO:  ALL SMITH AND M-I EMPLOYEES PARTICIPATING IN THE SMITH STOCK FUND:

We have been requested to forward to you the enclosed proxy material with respect to securities held by Vanguard in your 401(k) account but not registered in your name. These securities can be voted only by Vanguard's nominee as the holder of record. We urge you to send in your instructions so that your securities may be voted in accordance with your wishes.

The Annual Meeting of Stockholders of SMITH INTERNATIONAL, INC. will be held at 700 King Street, Wilmington, Delaware on April 24, 2002 at 9:00 A.M.

     YOUR SHARES WILL BE VOTED AS DIRECTED ON THIS CARD. IF SIGNED AND NO DIRECTION IS GIVEN FOR ANY ITEM, IT WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2.

     To vote by telephone or internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.


               YOUR VOTE IS VERY IMPORTANT. THANK YOU FOR VOTING.

                                                                ------------
                                                                     SEE
                                                                REVERSE SIDE
                                                                ------------


--------------------------------------------------------------------------------
         o    IF YOU ARE VOTING BY MAIL, DETACH PROXY CARD HERE,    o
            SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED


                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Call toll-free 1-888-215-7566 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2.   Vote by Internet at our Internet address: http://www.proxyvoting.com/smith

                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                   PLEASE VOTE

                           [SMITH INTERNATIONAL LOGO]

        PLEASE MARK YOUR
  [X]   VOTES AS IN THIS                                                    7551
        EXAMPLE.


     THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1 AND 2 AND AS RECOMMENDED BY THE BOARD OF DIRECTORS OF SMITH INTERNATIONAL, INC. ON ALL OTHER MATTERS.
-------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------
                                        FOR    WITHHELD   NOMINEES:

1. Election of                                            01. G. Clyde Buck
   Directors.                           [ ]      [ ]      02. Loren K. Carroll
                                                          03. Wallace S. Wilson

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                        FOR    AGAINST    ABSTAIN

2. Approval of amendment to 1989        [ ]      [ ]        [ ]
   Long-Term Incentive Compensation
   Plan.

3. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------





SIGNATURES(S)                                           DATE
             ------------------------------------------     --------------------
NOTE: Signature(s) should agree with name(s) as printed on this proxy.

--------------------------------------------------------------------------------

           o  PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY  o
                        IN THE ENCLOSED REPLY ENVELOPE

                          VOTE BY TELEPHONE OR INTERNET
                          24 HOURS A DAY, 7 DAYS A WEEK
                        QUICK * * * EASY * * * IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:   YOU WILL BE ASKED TO ENTER A CONTROL NUMBER LOCATED IN THE BOX
                 IN THE LOWER RIGHT OF THIS FORM.

OPTION A:    TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS:
             PRESS 1

OPTION B:    IF YOU CHOOSE TO VOTE ON EACH ITEM SEPARATELY; PRESS 0. YOU WILL
             HEAR THESE INSTRUCTIONS:

             ITEM 1: TO VOTE FOR ALL NOMINEES, PRESS 1; TO WITHHOLD FOR ALL NOMINEES, PRESS 9 TO WITHHOLD FOR AN INDIVIDUAL NOMINEE, PRESS 0 AND LISTEN TO THE INSTRUCTIONS.

             ITEM 2: TO VOTE FOR, PRESS 1; AGAINST, PRESS 9; ABSTAIN, PRESS 0.

             WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

VOTE BY INTERNET: THE WEB ADDRESS IS http://www.proxyvoting.com/smith

IF YOU VOTE BY PHONE OR INTERNET -- DO NOT MAIL THE PROXY CARD

                              THANK YOU FOR VOTING.

                                                   ----------------------------
CALL TOLL FREE ON A TOUCH
TONE TELEPHONE

1-888-215-7566                                     -----------------------------
                                                          CONTROL NUMBER
THERE IS NO CHARGE TO YOU FOR THIS CALL            FOR TELEPHONE/INTERNET VOTING